UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2008

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 914-2500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 1, 2008, the Board of Directors of Walgreen Co. (the “Company”) amended the following provisions of the Company’s By-laws as follows:

Provision of By-laws	Substance of Amendment
Article II, Section 1(b), Annual Meeting.	Section 1(b), which set forth requirements applicable to proposals submitted by the Company’s shareholders for consideration at the Company’s annual meeting, was deleted. Article II, Section 15, Annual Meeting Business, which is described below, supersedes Section 1(b).

Article II, Section 2(b), Special Meetings.	A new Section 2(b) was added to set forth a method by which the Company’s shareholders may request the Company’s Board of Directors to fix a record date for a special meeting of the Company’s shareholders.

Article II, Section 4, Notice of Meetings.	This Section was amended to provide that authorized officers or other persons may deliver notice of shareholders’ meeting electronically in addition to personally and by mail.

Article II, Section 15, Notice of Annual Meeting Business.	This Section was expanded to detail the requirements applicable to shareholder proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended).

Shareholder proposals that do not concern election of directors must comply with certain timing requirements and must be in proper written form, which includes a description of the proposal, the relationship between the proposing shareholder and the underlying beneficial owner, if any, and such parties’ stock holdings and derivative positions in the Company’s securities.

Shareholder proposals that concern nomination of directors must comply with requirements identified above and must also provide information the Company deems appropriate to ascertain the nominee’s qualifications to serve on the Company’s Board of Directors, including disclosure of compensation arrangements between the nominee, the nominating shareholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law.

Article II, Section 16, Notice of Special Meeting Business.	This Section was expanded to describe the requirements applicable to shareholder proposals made in connection with special meetings and incorporates by reference the requirements applicable under Article II, Section 15 described above.

Article II, Section 17, Submission of Questionnaire, Representation and Agreement.	A new Section 17 was added to describe the written questionnaire, representations and agreements that each nominee, and person and entity on whose behalf the nomination is being made, must furnish to the Company as a condition to nomination for election to the Company’s Board of Directors.

Article VIII, Section 1, Certificates for Shares.	This Section was amended to clarify that the Company’s shares may be issued in uncertificated form.

The full text of the Amended and Restated By-laws is set forth in Exhibit 3.1 filed with this current report.

Item 9.01 Exhibits.

Exhibit Number	Description

3.1	Walgreen Co. By-laws — Amended and Restated as of September 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: September 5, 2008

By: /s/ Dana I. Green
Senior Vice President